Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2020 Financial Results
Dallas, Texas. (February 19, 2020) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2020.
For the three months ended January 31, 2020, revenue, gross profit, and net income were $575.1 million, $259.9 million, and $168.7 million, respectively. These represent an increase in revenue of $90.2 million, or 18.6%; an increase in gross profit of $51.7 million, or 24.8%; and an increase in net income of $37.3 million, or 28.4%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.71 compared to $0.55 last year, an increase of 29.1%.
For the six months ended January 31, 2020, revenue, gross profit, and net income were $1.1 billion, $514.8 million, and $386.9 million, respectively. These represent an increase in revenue of $183.3 million, or 19.4%; an increase in gross profit of $110.6 million, or 27.4%; and an increase in net income of $141.4 million, or 57.6%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $1.62 compared to $1.01 last year, an increase of 60.4%.
Excluding the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three and six months ended January 31, 2020 and 2019, were $0.65, $0.52, $1.30 and $0.99, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, February 20, 2020, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart022020. A replay of the call will be available through April 20, 2020 by calling (877) 919-4059. Use confirmation code: 44749280.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 150,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
Service revenues and vehicle sales:
Service revenues	$510,034	$416,807	$997,890	$811,613
Vehicle sales	65,106	68,091	131,674	134,653
Total service revenues and vehicle sales	575,140	484,898	1,129,564	946,266
Operating expenses:
Yard operations	237,683	199,383	460,562	388,860
Cost of vehicle sales	57,900	61,212	116,664	118,968
Yard depreciation and amortization	18,231	14,839	35,051	32,024
Yard stock-based compensation	1,437	1,238	2,529	2,270
Gross profit	259,889	208,226	514,758	404,144
General and administrative	39,242	33,236	78,085	68,041
General and administrative depreciation and amortization	6,051	5,560	12,245	10,244
General and administrative stock-based compensation	4,704	4,691	9,145	9,680
Total operating expenses	365,248	320,159	714,281	630,087
Operating income	209,892	164,739	415,283	316,179
Other (expense) income:
Interest expense, net	(4,464)	(4,555)	(8,490)	(8,246)
Other (expense) income, net	(354)	4,782	363	5,819
Total other (expense) income	(4,818)	227	(8,127)	(2,427)
Income before income taxes	205,074	164,966	407,156	313,752
Income tax expense	36,367	33,593	20,269	68,296
Net income	$168,707	$131,373	$386,887	$245,456

Basic net income per common share	$0.73	$0.57	$1.67	$1.06
Weighted average common shares outstanding	232,671	230,798	231,920	232,343

Diluted net income per common share	$0.71	$0.55	$1.62	$1.01
Diluted weighted average common shares outstanding	238,470	240,660	238,566	242,743

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2020	July 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$93,511	$186,319
Accounts receivable, net	445,963	367,265
Vehicle pooling costs	90,595	76,548
Inventories	18,515	20,941
Income taxes receivable	68,415	19,526
Prepaid expenses and other assets	14,964	16,568
Total current assets	731,963	687,167
Property and equipment, net	1,789,326	1,427,726
Operating lease right-of-use assets	104,360	—
Intangibles, net	50,291	55,156
Goodwill	338,262	333,321
Deferred income taxes	348	411
Other assets	34,055	43,836
Total assets	$3,048,605	$2,547,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$296,977	$270,918
Deferred revenue	7,603	6,466
Income taxes payable	728	3,482
Current portion of operating lease liabilities	23,314	—
Current portion of revolving loan facility and finance lease liabilities	14,215	1,138
Total current liabilities	342,837	282,004
Deferred income taxes	55,499	48,683
Income taxes payable	43,650	35,116
Operating lease liabilities, net of current portion	81,906	—
Long-term debt, revolving loan facility and finance lease liabilities, net of discount	399,846	400,091
Other liabilities	138	3,342
Total liabilities	923,876	769,236
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	617,714	572,559
Accumulated other comprehensive loss	(119,870)	(132,529)
Retained earnings	1,626,862	1,338,328
Total stockholders' equity	2,124,729	1,778,381
Total liabilities and stockholders' equity	$3,048,605	$2,547,617

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2020	2019
Cash flows from operating activities:
Net income	$386,887	$245,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	48,097	42,487
Allowance for doubtful accounts	1,301	96
Equity in losses (earnings) of unconsolidated affiliates	3,124	(514)
Stock-based compensation	11,674	11,950
Gain on sale of property and equipment	(1,315)	(3,890)
Deferred income taxes	6,719	6,632
Changes in operating assets and liabilities:
Accounts receivable	(78,510)	(86,125)
Vehicle pooling costs	(13,921)	(20,218)
Inventories	2,765	(11,640)
Prepaid expenses and other current and non-current assets	7,184	(725)
Operating lease right-of-use assets and lease liabilities	331	—
Accounts payable and accrued liabilities	24,862	7,338
Deferred revenue	1,021	2,843
Income taxes receivable	(48,722)	15,286
Income taxes payable	5,794	6,890
Other liabilities	(371)	(662)
Net cash provided by operating activities	356,920	215,204

Cash flows from investing activities:
Purchases of property and equipment	(400,352)	(136,727)
Proceeds from sale of property and equipment	1,639	17,488
Net cash used in investing activities	(398,713)	(119,239)

Cash flows from financing activities:
Proceeds from the exercise of stock options	32,594	5,220
Proceeds from the issuance of Employee Stock Purchase Plan shares	3,955	3,501
Repurchases of common stock	—	(364,997)
Payments for employee stock-based tax withholdings	(101,422)	(27)
Net proceeds on revolving loan facility	13,600	93,300
Net cash used in financing activities	(51,273)	(263,003)
Effect of foreign currency translation	258	692
Net decrease in cash and cash equivalents	(92,808)	(166,346)
Cash and cash equivalents at beginning of period	186,319	274,520
Cash and cash equivalents at end of period	$93,511	$108,174
Supplemental disclosure of cash flow information:
Interest paid	$9,007	$9,018
Income taxes paid, net of refunds	$57,591	$39,327

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
GAAP net income	$168,707	$131,373	$386,887	$245,456
Effect of discrete income tax items	—	—	(3,008)	—
Effect of disposal of non-operating assets, net of tax	—	(1,598)	—	(1,598)
Effect of foreign currency-related gains, net of tax	(416)	(56)	(679)	(399)
Effect of recognizing tax benefit on exercise of employee stock options	(14,829)	(4,847)	(77,194)	(5,022)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	2,867	—
Non-GAAP net income	$153,462	$124,872	$308,873	$238,437

GAAP net income per diluted common share	$0.71	$0.55	$1.62	$1.01
Non-GAAP net income per diluted common share	$0.65	$0.52	$1.30	$0.99

GAAP diluted weighted average common shares outstanding	238,470	240,660	238,566	242,743
Effect on common equivalent shares from ASU 2016-09	(969)	(1,675)	(1,137)	(2,058)
Non-GAAP diluted weighted average common shares outstanding	237,501	238,985	237,429	240,685

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000